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                                                                      EXHIBIT 21


                              LIST OF SUBSIDIARIES
                              --------------------


             Assure Oil & Gas Corp., an Ontario, Canada corporation.

         Westerra 2000 Inc., an Alberta, Canada corporation is a wholly-owned subsidiary of Assure Oil & Gas Corp.